UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/19/2011

CDI Corp.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

(Address of principal executive offices, including zip code)

(215) 569-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

In July 2005, CDI Corporation (“CDI”) and International Business Machines Corporation (the “Client”) entered into a Technical Services Agreement (“TSA”) pursuant to which CDI has provided information technology staffing services to the Client. Statements of Work have been issued under the TSA covering periods through December 30, 2011. On December 19, 2011, CDI received from the Client a new signed Master Statement of Work (the “SOW”). This SOW is effective as of December 31, 2011 and has a term of three years (with the Client having three one-year extension options of up to one year each). Under the SOW, CDI continues as a predominant supplier to the Client’s Global Business Services (GBS) and Global Technology Services (GTS) lines of business. The SOW is subject to the TSA, which permits the Client to terminate a statement of work with or without cause at any time. CDI’s fees under the SOW are based on the number of hours worked by personnel supplied by CDI to the Client. Consistent with prior Statements of Work, there is no minimum or guaranteed amount of business or fees under the SOW. The hourly rates to be charged under the SOW depend on a number of factors, including the job category and skill level of the person supplied by CDI and the geographical area in which the person works.

A copy of the SOW is filed with this Form 8-K as Exhibit 10.1. The above summary is qualified in all respects by reference to the complete terms of the SOW attached as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1 Master Statement of Work between CDI Corporation and International Business Machines Corporation effective as of December 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: December 21, 2011	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer and
General Counsel